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                                                                  EXHIBIT 10.46a


October 14, 2002



Mr. Burton S. August
AA&L Associates, L.P.
c/o Monro Muffler / Brake
200 Holleder Parkway
Rochester, NY  14615


RE: Agreement between AA&L Associates, L.P. (Landlord) and Monro Muffler / Brake, Inc. (Tenant) for premises situate at 5598 Camp Road, Hamburg, NY [MMB #53]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.'s official notification of our intent to renew said lease agreement for the first five-year renewal period commencing on May 1, 2003 and expiring April 30, 2008. The rent for said renewal period shall be $2,400.00 per month.

Tenant shall have one five-year renewal option remaining.

Yours truly,



/s/ Thomas M. Aspenleiter
------------------------------------
Thomas M. Aspenleiter
VP Real Estate

TMA:mc